Exhibit 10.1

KKR ENHANCED US DIRECT LENDING FUND-L

SUBSCRIPTION AGREEMENT

This Subscription Agreement is entered into on March 27, 2024 by and between KKR Enhanced US Direct Lending Fund-L, a Delaware statutory trust (the “Fund”), KKR Enhanced US Direct Lending Fund-L Holdings L.P. (the “Subscriber”), and KKR Alternative Assets LLC (the “Payor”);

WITNESSETH:

WHEREAS, the Fund has been formed for the purposes of carrying on business as a closed-end management investment company;

WHEREAS, the Payor is an affiliate of the general partner of the Subscriber; and

WHEREAS, the Subscriber wishes to subscribe for, the Payor wishes to purchase on behalf of the Subscriber, and the Fund wishes to sell to the Subscriber, one (1) share of beneficial interest of the Fund (the “Common Share”) for a purchase price of $1,000.00.

NOW THEREFORE, IT IS AGREED:

1.

The Subscriber subscribes for and the Payor agrees to purchase on behalf of the Subscriber from the Fund one (1) Common Share for a purchase price of $1,000.00. The Payor agrees to make payment for this Common Share on behalf of the Subscriber at such time as demand for payment may be made by an officer of the Fund.

2.	The Fund agrees to issue and sell said Common Share to the Subscriber promptly upon its receipt of the purchase price from the Payor.

3.	The Subscriber affirms that the information set forth on Exhibit A hereto is accurate as of the date hereof.

4.	This Subscription Agreement and all of its provisions shall be binding upon the legal representatives, heirs, successors and assigns of the parties hereto.

5.

This Agreement is executed on behalf of the Fund by the Fund’s officers as officers and not individually and the obligations imposed upon the Fund by this Subscription Agreement are not binding upon any of the Fund’s Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

[Signature Page Follows]

IN WITNESS WHEREOF, this Subscription Agreement has been executed by the parties hereto as of the day and date first above written.

KKR ENHANCED US DIRECT LENDING FUND-L

By:	/s/ George Mueller
Name:	George Mueller
Title:	President

KKR ENHANCED US DIRECT LENDING FUND-L HOLDINGS L.P.

By its general partner, KKR Enhanced US Direct Lending Holdings LLC

By:	/s/ Jeffrey B. Van Horn
Name:	Jeffrey B. Van Horn
Title:	Chief Financial Officer

KKR ALTERNATIVE ASSETS LLC

By:	/s/ Erin Dwyer
Name:	Erin Dwyer
Title:	Assistant Treasurer

EXHIBIT A

[Intentionally Omitted]

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